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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by
     Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-12


                 Smith Barney Shearson Telecommunications Trust
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


       -------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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OUTBOUND PHONE SCRIPT - Smith Barney Telecommunications Trust

Hello, my name is____________ and I am calling on behalf of the Smith Barney Telecommunications Trust - Telecommunications Income Fund. May I please speak with____________________ (the shareholder listed on the proxy card).

(If ______ (the shareholder) is not in:)

Is there another time when I might call, or may I leave a message for _______to call me back at 1-866-362-0613? Thank you.

(If ______ is in:)
Thank you for taking my call.

I am calling to let you know that a Special Meeting will be held on February 26, 2004 for shareholders to vote on an important proposal for the Telecommunications Income Fund. Before I continue, I'd like you to know this call is being recorded to ensure we accurately represent your wishes.

Have you received your package containing this information? (If the shareholder has not received their package, the rep will confirm their name and address and indicate that the shareholder will receive a new package within 72 hours)

(If the shareholder has received their package:)
Are you familiar with the proposal? May I assist you with any questions? (If the shareholder is not familiar with proposal, the rep will offer to read the proposal from the proxy card and then respond to any questions using the Q&A in the proxy statement as a reference)

If it is convenient for you, I can record your vote over the telephone right now. Is it convenient?

May I please have your name, street address and last four digits of your social security number?

The Board of Trustees has unanimously approved the liquidation and recommends a vote "FOR" the proposal. Would you like to vote as the Board recommends? (If the shareholder does not wish to vote as the Board recommends then ask them if they would like to vote on the proposal and review the proposal with them - you can do this by clicking on the vote now link to review their vote card)

Your vote has been recorded. You have voted_______, is that correct?

In the next 72 hours a confirmation of your vote will be mailed to you. Thank you for your time.

(If the shareholder has a non-related proxy question, please transfer them to 1-800-451-2010.)